Exhibit 99.1

Socket Mobile APPOINTS LYNN ZHAO AS CFO

REPLACING DAVID DUNLAP WHO IS RETIRING AFTER 24 YEARS OF SERVICE

NEWARK, Calif., – May 20, 2019 – Socket Mobile, Inc. (NASDAQ: SCKT), an innovative provider of mobile productivity solutions, today announced that Lynn Zhao, 50, has been appointed to the position of Vice President of Finance and Administration, Secretary and Chief Financial Officer. Ms. Zhao has served as the Company's Controller since January 2015 and was appointed as Vice President and Controller in September 2017. She has served as a member of the Company's Executive Leadership team since her appointment as Vice President and Controller. Ms. Zhao previously served as the Company's General Accounting Manager from December 2000 through January 2015. Ms. Zhao holds an MBA degree from San Jose State University and a Bachelor of Science degree in chemistry from Xiamen University in China. Ms. Zhao was previously nominated by the Nominating Committee of the Company's Board of Directors to stand for election as a management member of the Board of Directors at the Company's annual meeting of stockholders to be held on May 22, 2019.

"We are delighted to appoint Lynn as CFO, after having provided Socket Mobile with 19 years of financial leadership in increasingly responsible leadership positions. We believe Lynn is the right person to build the financial organization for the growth we expect to achieve in the coming years," said Kevin Mills, President and CEO.

David Dunlap, 76, has served as CFO since 1995 and is scheduled to retire on June 30, 2019. Mr. Dunlap will continue to serve as a member of the Board of Directors and will continue to actively work with the Company as a consultant following his retirement.

"We would also like to recognize Dave's 24 years of service and his tremendous contributions to the company, including bringing the company public in 1995, compliance with Sarbanes-Oxley and numerous other achievements. We look forward to continuing to work with him as both a board member and consultant, and wish him health and happiness in his retirement," said Kevin Mills, President and CEO.

About Socket Mobile
Socket Mobile is a leading provider of data capture and delivery solutions for enhanced productivity in workforce mobilization. Socket Mobile's revenue is primarily driven by the deployment of third party barcode enabled mobile applications that integrate Socket Mobile's cordless barcode scanners and contactless reader/writers. Mobile Applications servicing the specialty retailer, field service, transportation, and manufacturing markets are the primary revenue drivers. Socket Mobile has a network of thousands of developers who use its software developer tools to add sophisticated data capture to their mobile applications. Socket Mobile is headquartered in Newark, Calif. and can be reached at +1-510-933-3000 or www.socketmobile.com. Follow Socket Mobile on Facebook and Twitter @socketmobile.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding the expectation that we will achieve growth in the coming years. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk that our new products may be delayed or not rollout as predicted, if ever, due to technological, market, or financial factors, including the availability of necessary working capital, the risk that market acceptance and sales opportunities may not happen as anticipated, the risk that our application partners and current distribution channels may choose not to distribute the new products or may not be successful in doing so, the risk that acceptance of our new products in vertical application markets may not happen as anticipated, and other risks described in our most recent Form 10-K and 10-Q reports filed with the Securities and Exchange Commission.

Socket and the Socket logo are registered trademarks of Socket Mobile, Inc. Apple, Android and Windows are trademarks respectively of Apple Inc., Google Inc. and Microsoft Corporation registered in the U.S. and other countries. All other trademarks and trade names contained herein may be those of their respective owners.

© 2019, Socket Mobile, Inc. All rights reserved.